UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.            )

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHARLES & COLVARD, LTD.
(Name of Registrant as Specified in its Charter)

RIVERSTYX CAPITAL MANAGEMENT, LLC

RIVERSTYX FUND, LP

RIVERSTYX FUND GP, LLC

BENJAMIN O. FRANKLIN IV

MICHAEL R. LEVIN

DUC PHAM

LLOYD M. SEMS

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DATED SEPTEBMER 25, 2025

Charles & Colvard, Ltd.

PROXY STATEMENT

OF

Riverstyx Capital Management, LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE UNIVERSAL PROXY CARD TODAY

This proxy statement (this “Proxy Statement”) is being furnished by Riverstyx Capital Management, LLC, a Florida limited liability company (together with Riverstyx Fund, LP, Riverstyx Fund GP, LLC, and Mr. Franklin, each as defined below, “Riverstyx”, “we” or “us”), Duc Pham, and the other participants in this solicitation named herein. Riverstyx, Mr. Pham, and the other participants named herein are significant investors in Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), which collectively beneficially owns or has the voting power over 532,216 common shares of the Company, representing approximately 17% of the Company’s outstanding common shares as of August 28, 2025 and approximately 11.9% of the Company’s purported outstanding common shares as of the date of this filing as a result of an extraordinarily dilutive stock issuance effected by the Company on August 29, 2025 that is subject to challenge by Riverstyx in North Carolina state court.

We are seeking your support for the election of our four (4) highly-qualified nominees to the Company’s board of directors (the “Board”) at the Company’s annual meeting of the shareholders, currently scheduled to be held on October 13, 2025, at 9:30 a.m., local time, at 170 Southport Drive, Morrisville, North Carolina 27560 (including any and all adjournments, postponements, continuations or reschedulings thereof or any other meeting of shareholders held in lieu thereof, the “Annual Meeting”). Shareholders may participate via webcast at https://meetings.lumiconnect.com/200-399-183-360, entering the password: charlescolvard2025. The Company has set the close of business on August 29, 2025, as the record date for the Annual Meeting (the “Record Date”). Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 4,471,453 common shares outstanding.

Riverstyx and Mr. Pham are seeking your support at the Annual Meeting with respect to the following proposal (the “Proposal”), and to transact such other business that may properly come before the Annual Meeting:

1. To elect Riverstyx’s and Mr. Pham’s four (4) director nominees, Benjamin O. Franklin IV, Michael R. Levin, Duc Pham, and Lloyd M. Sems (each, a “Nominee” and, collectively, the “Nominees”), to the Board to hold office until the 2026 annual meeting of shareholders.

Based on the Company’s public filings, we believe that the Board is currently comprised of five (5) directors, with all directors standing for election each year. Each class is elected for a term of one year, with the term of all of the directors expiring at each annual meeting of the shareholders. At the Annual Meeting, five directors are to be elected by holders of the Company’s common shares, each for a one-year term expiring at the Company’s 2026 annual meeting of shareholders.

Through this Proxy Statement and enclosed BLUE universal proxy card, we are soliciting proxies in support of the election of the Riverstyx Nominees to serve as directors of the Company. The universal proxy card is required to list the Company nominees. By submitting the BLUE universal proxy card, Riverstyx and Mr. Pham also seek your proxy to vote AGAINST ALL or to AGAINST ALL as to the Company’s nominees. We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE universal proxy card today. This Proxy Statement and the enclosed BLUE universal proxy card are first being mailed to shareholders on or about September 25, 2025. There is no need to use any other proxy card or voting instruction from the Company, regardless of how you wish to vote. If you return any other proxy card or voting instruction, it may have the legal effect of revoking the BLUE proxy card.

IF YOU SUBMIT A VALIDLY EXECUTED BLUE UNIVERSAL PROXY CARD, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

YOU MAY MARK INSTRUCTIONS WITH RESPECT TO ANY OR ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, BUT YOU MAY MARK A VOTE FOR NO MORE THAN FIVE (5) NOMINEES IN TOTAL. IF YOU MARK A VOTE FOR FEWER THAN FIVE NOMINEES, THE NAMED PROXIES (NAMED ON THE BLUE PROXY CARD) WILL VOTE YOUR SHARES FOR ONLY THOSE NOMINEES YOU HAVE SO MARKED. IF YOU MARK A VOTE FOR MORE THAN FIVE NOMINEES, YOUR VOTES ON PROPOSAL 1 WILL BE INVALID AND WILL NOT BE COUNTED.

IF YOU DO NOT INDICATE ANY INSTRUCTION WITH RESPECT TO PROPOSAL 1, THE BLUE UNIVERSAL PROXY CARD WILL BE VOTED AS FOLLOWS: FOR THE RIVERSTYX NOMINEES AND WITHHOLD ON ALL THE COMPANY NOMINEES, IN EACH CASE, AS LISTED IN PROPOSAL 1.

THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, SUBJECT TO APPLICABLE LAW.

We urge you to sign, date and return the BLUE universal proxy card “FOR ALL” of the Riverstyx Nominees in Proposal 1 and to “AGAINST ALL” on the Company’s nominees. By returning the BLUE proxy card, you are authorizing Riverstyx and Mr. Pham to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Riverstyx Nominees and “AGAINST ALL” for the Company’s nominees in Proposal 1.

Your vote to elect our Nominees will have the legal effect of replacing four (4) incumbent directors. Election of all four (4) Riverstyx Nominees will effect a change in control of the Board. This may have a resulting effect on contractual plans, incentive plans, and other activities of the Company. The names, backgrounds, and qualifications of the Company’s nominees, and other information about them, can be requested from the Company.

As of the date hereof, Riverstyx Capital Management LLC, Riverstyx Fund, LP, Riverstyx Fund GP, LLC, and Benjamin O. Franklin IV (“Mr. Franklin”), Michael R. Levin (“Mr. Levin”), Duc Pham (“Mr. Pham), and Lloyd M. Sems (“Mr. Sems”) (each, a “Participant” and collectively, the “Participants”) collectively beneficially owned 532,216 common shares (the “Group Shares”).

According to North Carolina law and the Company’s 2011 Amended and Restated Bylaws (the “bylaws”), directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors.

Riverstyx and Mr. Pham intend to deliver this Proxy Statement and the accompanying Form of BLUE universal proxy card to holders of at least 67% of the Company’s voting shares required under applicable law to elect the Riverstyx Nominees in Proposal 1 at the Annual Meeting and otherwise intends to solicit proxies or votes from shareholders of the Company in support of the nominations of the Riverstyx Nominees. This proxy solicitation is being made by Riverstyx and the Participants named herein, and not on behalf of the Board or management of the Company or any other third party. We are not aware of any other matters to be brought before the Annual Meeting.

If you have already voted using some other method, you have every right to change your vote by completing and mailing the enclosed BLUE universal proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE universal proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Company and other information about the proxy materials, see the Questions and Answers section.

WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN YOUR BLUE UNIVERSAL PROXY CARD.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300. This Proxy Statement and our BLUE universal proxy card are available at www.icomproxy.com/CTHR.

REASONS FOR THIS PROXY SOLICITATION

Riverstyx and Mr. Pham believe that Charles & Colvard has fallen into a prolonged rut due to poor financial discipline, an eroding balance sheet, and a series of shareholder-unfriendly decisions. The Board of Directors has approved dilutive financings, including the issuance of approximately 1.35 million shares to date pursuant to the Ethara Capital convertible note, which Riverstyx and Mr. Pham believe was primarily designed for entrenchment. These actions have weakened the Company’s financial position and disenfranchised long-term shareholders. The Riverstyx Nominees bring financial acumen and governance expertise that will focus on restoring the balance sheet, addressing liabilities, and ensuring that future decisions are made with shareholder interests first.

Once the balance sheet is stabilized, the Riverstyx Nominees intend to evaluate all paths forward to maximize value for stockholders. If an ongoing operation is determined to be the best way forward, the Company will need a renewed commitment to strategic and operational excellence. In that context, Duc Pham, a shareholder for nearly a decade and an operator in the jewelry industry, will play a key role in the turnaround. Mr. Pham has observed that the Company has failed to adapt to major shifts in consumer demand toward independently certified lab grown diamonds (GIA, IGI, GCAL) and has continued to rely heavily on moissanite despite declining relevance.

Mr. Pham believes that immediate steps are needed to rebuild customer trust and improve conversion. His priorities include simplifying the product mix, running down excess moissanite inventory through disciplined clearance programs, and leading with certification-based products to align with consumer expectations. He also supports redesigning the customer experience to emphasize transparency, comparability, and elegant design, while improving marketing efficiency and reducing ineffective spend. These actions, combined with Riverstyx’s focus on governance reform and financial discipline, represent a comprehensive plan to stabilize the Company and position it for long-term value creation.

By electing the Riverstyx Nominees at the 2025 Annual Meeting of Shareholders, stockholders can install a Board that is committed to balance sheet repair, shareholder accountability, and operational renewal.

We recommend voting “FOR ALL” of Riverstyx’s Nominees and “AGAINST ALL” of Company nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company, the Board is currently comprised of five (5) directors, with each elected annually. Accordingly, there will be five (5) directors elected by holders of common shares at the Annual Meeting.

We are soliciting proxies to elect the Nominees—Benjamin O. Franklin IV, Michael R. Levin, Duc Pham, and Lloyd M. Sems—to serve as directors with a term expiring at the 2026 annual meeting of shareholders (Proposal 1). If three (3) of the Nominees are elected, the Nominees would constitute a majority of the Board.

The Nominees, if elected, will serve a one-year term until the later of the 2026 annual meeting of shareholders, or until their successors have been duly elected and qualified as permitted by law. There is no assurance that any of the Company’s nominees will serve as a director if one or more of the Nominees are elected to the Board.

If fewer than three (3) of the Nominees are elected, because the Nominees would only represent a minority of the members of the Board, there can be no assurance that they would be able to implement the actions that they believe are necessary to enhance shareholder value without the support of the other members of the Board.

The age and other information related to the Nominees shown below are as of the date of this Proxy Statement.

Our Nominees:

Names and ages of all directors of the registrant and all persons nominated or chosen to become directors;	Positions and offices with the registrant held by each such person	Term of office as director and any period(s) during which he has served as such	Any arrangement or understanding between him and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a director or nominee.
Lloyd M. Sems, 54 291 Mendham Road, Bernardsville, NJ	None	None	None other than as disclosed herein
Michael R. Levin, 63 1863 Kiest Avenue, Northbrook, IL	None	None	None other than as disclosed herein
Ben Franklin, 43 3661 Valverde Cir, Jacksonville, FL 32224	None	None	None other than as disclosed herein
Duc Pham, 49 One Apple Park Way Cupertino, CA 95014	None	None	None other than as disclosed herein

Mr. Sems has significant financial, accounting, investment, audit, and marketing expertise derived from positions with private and public operating companies and investment companies.

Occupation/ Position	Employer/ Company	Dates (Mo/Yr-Mo/Yr)	Nature of Business	Affiliate of the Company? (y/n)
President	Sems Capital, LLC	10/2003-present	Investing	No

Mr. Levin has significant financial, accounting, investment, audit, and marketing expertise derived from positions with private and public operating companies and investment companies.

Occupation/ Position	Employer/ Company	Dates (Mo/Yr-Mo/Yr)	Nature of Business	Affiliate of the Company? (y/n)
self-employed	self-employed	6/2006-present	Investing	No

Mr. Franklin has significant financial, accounting, investment, audit, and marketing expertise derived from positions with private and public operating companies and investment companies.

Occupation/ Position	Employer/ Company	Dates (Mo/Yr-Mo/Yr)	Nature of Business	Affiliate of the Company? (y/n)
Founder/Portfolio Manager	Riverstyx Capital Management, LLC	07/2019-present	Investing	No
President	Franklin Crates, Inc.	1/2021-present	Timber	No
Manager	BEN-O-FRED, LLC	01/2020-present	Commercial Real Estate	No
Manager	COFRANK, LLC	01/2020-present	Commercial Real Estate	No

Mr. Pham is a professional jeweler, designer, and self-taught goldsmith with direct experience in gemstone setting, 3D design, and small-batch production. Through Infinitive Love Inc., a company he co-founded in 2018, he develops original, value-focused designs using certified lab-grown gemstones. In addition, he has worked as a Senior Engineer at Apple Inc. since 2015.

Occupation/ Position	Employer/ Company	Dates (Mo/Yr-Mo/Yr)	Nature of Business	Affiliate of the Company? (y/n)
Senior Engineer	Apple Inc	10/2015-present	Technology	No
Founder	Infinitive Love inc.	08/2018-present	Jewelry	No

The Nominees do not currently hold, and have not at any time held, any position with the Company.

The following table contains a summary of the total number of common shares beneficially owned by the Nominees as of the date hereof. The information in the following table has been furnished to us by the Nominees.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned*
Benjamin O. Franklin IV	232,206**	5.2%
Michael R. Levin Duc Pham	110 299,850***	0.0% 6.7%
Lloyd M. Sems	0	0.0%

* This number reflects the diluted percentage of shares beneficially owned.

** Riverstyx is the beneficial owner of 232,206 common shares, 200 of which are held in record name. Riverstyx Capital Management, LLC is the investment manager of Riverstyx Fund, LP and, by virtue of that relationship, may be deemed to beneficially own the common shares beneficially owned by Riverstyx Fund, LP. Mr. Franklin is the principal of Riverstyx Capital Management, LLC and, by virtue of that relationship, Mr. Franklin may be deemed to beneficially own the 232,206 common shares beneficially owned by Riverstyx.

*** Duc Pham is the beneficial owner of 155,850 common shares. Mr. Pham also holds the irrevocable proxy for an additional 144,000 shares owned by Don Pham and, by virtue of that relationship, Mr. Pham may be deemed to beneficially own 299,850 common shares beneficially owned by Mr. Pham and Don Pham.

Each of the Nominees may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 583,403 common shares beneficially owned in the aggregate by all of the Participants. For information regarding transactions in securities of the Fund during the past two years by the Participants, please see “Transactions by the Participants with respect to the Company’s securities” in Annex I. Each Participant disclaims beneficial ownership of the common shares except to the extent of his or its pecuniary interest therein.

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Company. We believe that, if elected, the Nominees will be considered independent directors of the Company under paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominees are not and will not be “interested persons” of the company within the meaning of the federal securities laws.

There are five (5) director seats up for election at the Annual Meeting that will be voted on by the holders of common shares. Shareholders voting on the BLUE universal proxy card will be able to vote to fill all seats, but we recommend you vote “AGAINST ALL” Company nominees. We refer shareholders to the Company for the names, background, qualifications, and other information concerning the Company’s director nominees. The Company’s Proxy Statement, if filed, and form of proxy will become available free of charge on the SEC’s website at www.sec.gov.

Each of the Nominees has entered into that certain group agreement, dated September 23, 2025 (the “Group Agreement”), pursuant to which Riverstyx has agreed to indemnify each Nominee for, and hold Nominee harmless against, all actual, out-of-pocket losses, liabilities, damages and expenses (including reasonable attorneys’ fees) incurred by such Nominee, and/or to the extent relating to or arising from his nomination as a candidate for election to the Board and the solicitation of proxies in support of his election. If elected or appointed, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors. The Nominees will not receive any compensation from Riverstyx for their services as directors of the Company if elected or for any other reason.

Except as otherwise set forth in this Proxy Statement (including the Annex hereto), during the past 10 years: (i) no participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns shares of the Companys common stock of record; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any Participant, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries other than pending litigation in the North Carolina Business Court to award fees and costs to Riverstyx and to disqualify certain shares of Ethara Capital, LLC from voting in this director election.

With respect to the Participants, except as set forth in this Proxy Statement (including the Appendix), (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years, (b) there are no relationships involving Nominees or thier associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had he been a director of the Company, and (c) neither Nominees nor their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, nor was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

Other than as stated herein, there are no arrangements or understandings between or among any of the Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.

The Nominees have agreed to being nominated as nominees in this Proxy Statement and have confirmed their willingness to serve on the Board if elected. We do not expect that the Nominees will be unable to stand for election, but, in the event that a Riverstyx Nominee is unable to or for good cause will not serve, the common shares represented by the BLUE universal proxy card will be voted for a substitute candidate selected by Riverstyx, a right that Riverstyx has reserved in its nomination notice. In the case of any of the foregoing, Riverstyx will give prompt written notice to the Company if it chooses to nominate any such additional or substitute nominee and Riverstyx will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Riverstyx determines to add nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Riverstyx will supplement this Proxy Statement.

Vote Required.

According to the Company’s bylaws and proxy statement, directors will be elected by a plurality of the votes cast at the Annual Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Annual Meeting will be elected as a director. Broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Abstentions or withheld votes will be counted for the purpose of determining the presence or absence of a quorum. Brokers may consider this a contested solicitation. Accordingly, under applicable rules, if your broker receives proxy materials from both us and any other party it will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals. Any broker non-votes will be treated in the manner described above.

If you are a shareholder of record, you must deliver your vote by Internet, telephone, or mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

We urge you to sign and return our BLUE universal proxy card. If you have already voted using another method, you have every right to change your vote by completing and mailing the enclosed BLUE universal proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the BLUE universal proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?”. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

WE RECOMMEND A VOTE FOR ALL OF THE RIVERSTYX NOMINEES FOR ELECTION AT THE ANNUAL MEETING AND AGAINST ALL OF THE COMPANY NOMINEES ON THE BLUE UNIVERSAL PROXY CARD.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of common shares at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold their common shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such common shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such common shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Common shares held in record name. If your common shares are registered in your own name, please vote today by signing, dating and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of common shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Common shares beneficially owned or held in “street” name. If you hold your common shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the common shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR the Riverstyx Nominees. Please follow the instructions to vote provided on the enclosed BLUE voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to proxy@investor-com.com or mailing them to Riverstyx Capital Management, LLC, c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Common shares represented by properly executed BLUE universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, FOR ALL of Riverstyx’s Nominees and AGAINST ALL of the Company’s nominees.

How should I vote on the Proposals?

We recommend that you vote your shares on the BLUE universal proxy card as follows:

“FOR ALL” of the Riverstyx Nominees standing for election to the Board named in this Proxy Statement (Proposal 1).

“AGAINST ALL” of the Company nominees standing for election to the Board that Riverstyx was required to include on its universal proxy card.

The Participants intend to vote all of their common shares “FOR ALL” of the Riverstyx Nominees and “AGAINST ALL” Company nominees in Proposal 1.

How many shares must be present to hold the Annual Meeting?

On August 13, 2025, North Carolina Chief Business Court Judge Michael L. Robinson entered an Order directing the Company to hold its Annual Meeting on Monday October 13, 2025 (the “Order”). Pursuant to the Order, for purposes of this Annual Meeting only, the number of shares represented by shareholders who appear at the Annual Meeting, in person or by proxy, will represent a quorum.

What vote is needed to approve the Proposals?

Proposal 1 – Election of Directors. According to North Carolina law and the Company’s bylaws, directors will be elected by a plurality of the votes cast at the Annual Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Annual Meeting will be elected as a director. Broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE ONLY WAY TO SUPPORT ALL OF THE RIVERSTYX NOMINEES FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” OF THE RIVERSTYX NOMINEES ON THE ENCLOSED BLUE UNIVERSAL PROXY CARD. ALTHOUGH WE DO NOT ANTICIPATE THE COMPANY WILL ISSUE A PROXY CARD, PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “ABSTAIN” YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE BLUE UNIVERSAL PROXY CARD.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from the Company, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you discard any proxy card that may be sent to you by the Company. Voting “ABSTAIN” or “AGAINST” on its white proxy card is not the same as voting for the Nominees because a vote on the Company’s white proxy card will revoke any previous voting instructions that you submitted on the BLUE universal proxy card. If you have already voted using the Company’s white proxy card, you have every right to change your vote by using the enclosed BLUE universal proxy card by signing, dating and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•signing, dating and returning the enclosed BLUE universal proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);

•delivering a written revocation to the secretary of the Company at Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina, 27560; or

•attending the Annual Meeting and voting by ballot in person (or virtually) (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own common shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker, or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING A METHOD PROVIDED BY THE COMPANY, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that a copy of any revocation be mailed to Riverstyx Capital Management, LLC, c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Participants. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Riverstyx will solicit proxies from individuals, brokers, banks, bank nominees, and other institutional holders. Riverstyx will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the common shares they hold of record. Riverstyx will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Riverstyx will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Riverstyx has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $40,000 based upon the campaign services provided. In addition, Riverstyx will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately 25 persons to solicit the Company’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Riverstyx and Mr. Pham. Costs of this proxy solicitation are currently estimated to be up to $250,000. We estimate that through the date hereof, Riverstyx’s expenses in connection with the proxy solicitation are approximately $100,000. Riverstyx intends to seek reimbursement of these costs from the Company.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Company may be householding our proxy materials.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Company.

Because Riverstyx has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Company will not be householding our proxy materials.

Where can I find additional information concerning the Company?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s definitive proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning the Company’s directors; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2026 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Company’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.sec.gov/edgar.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE universal proxy card today.

Thank you for your support,

RIVERSTYX CAPITAL MANAGEMENT, LLC

RIVERSTYX FUND, LP

RIVERSTYX FUND GP, LLC

BENJAMIN O. FRANKLIN IV

DUC PHAM

MICHAEL R. LEVIN

LLOYD M. SEMS

September 25, 2025

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by the Participants. As of the date of this Proxy Statement, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I) 232,316 common shares in the aggregate, representing 7.4% of the outstanding common shares. The percentage used herein is based upon 3,118,273 common shares outstanding as of March 25, 2025, as disclosed in the Company’s Form 10-K, filed with the SEC on April 3, 2025.

Of the 232,316 common shares owned in the aggregate by the Participants as of the date hereof, such common shares may be deemed to be beneficially owned as follows:

Holder / Beneficial Owner	Class/Series	Number of Shares
Benjamin Otis Franklin IV	CTHR Common Stock	100
Riverstyx Fund LP	CTHR Common Stock	100
Interactive Brokers LLC / Riverstyx Fund, LP	CTHR Common Stock	232,006
Michaael R. Levin	CTHR Common Stock	10
WeBull Financial LLC / Michael R. Levin	CTHR Common Stock	100
Duc Pham	CTHR Common Stock	299,850

Except as otherwise disclosed herein, none of the Participants beneficially own any common shares or any other securities of the Company, and do not have any substantial interest in the Company.

The principal business of Riverstyx Fund, LP (“Riverstyx Fund”) is investing in securities. The principal business of Riverstyx Capital Management, LLC is serving as the investment manager of Riverstyx Fund. The principal occupation and business address of each of the Nominees are disclosed in the section of this Proxy Statement titled “PROPOSAL 1: ELECTION OF DIRECTORS”.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by Riverstyx with respect to common stock of the Company. The common shares reported herein are held in cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Riverstyx

Date	Shares Pruchased/Sold (Post-Split Basis)	Notes
8/23/2023	191	Adjusted for 10-for-1 split on 5/17/2024
8/23/2023	510	Adjusted for 10-for-1 split on 5/17/2024
8/28/2023	600	Adjusted for 10-for-1 split on 5/17/2024
8/29/2023	32	Adjusted for 10-for-1 split on 5/17/2024
8/30/2023	210	Adjusted for 10-for-1 split on 5/17/2024
9/8/2023	648	Adjusted for 10-for-1 split on 5/17/2024
9/13/2023	600	Adjusted for 10-for-1 split on 5/17/2024
9/14/2023	1,500	Adjusted for 10-for-1 split on 5/17/2024
9/26/2023	100	Adjusted for 10-for-1 split on 5/17/2024
10/3/2023	-2,500	Adjusted for 10-for-1 split on 5/17/2024
10/13/2023	14,000	Adjusted for 10-for-1 split on 5/17/2024
10/23/2023	1,500	Adjusted for 10-for-1 split on 5/17/2024
10/25/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
10/26/2023	1,000	Adjusted for 10-for-1 split on 5/17/2024
10/27/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
10/30/2023	1,000	Adjusted for 10-for-1 split on 5/17/2024
10/31/2023	6,500	Adjusted for 10-for-1 split on 5/17/2024
11/1/2023	7,000	Adjusted for 10-for-1 split on 5/17/2024
11/2/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
11/3/2023	4,000	Adjusted for 10-for-1 split on 5/17/2024
11/6/2023	16,000	Adjusted for 10-for-1 split on 5/17/2024
11/7/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
11/8/2023	3,209	Adjusted for 10-for-1 split on 5/17/2024
11/9/2023	7,000	Adjusted for 10-for-1 split on 5/17/2024
11/16/2023	4,900	Adjusted for 10-for-1 split on 5/17/2024
11/17/2023	4,100	Adjusted for 10-for-1 split on 5/17/2024
11/21/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
11/22/2023	9,001	Adjusted for 10-for-1 split on 5/17/2024
11/24/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
11/27/2023	21,068	Adjusted for 10-for-1 split on 5/17/2024
12/11/2023	2,000	Adjusted for 10-for-1 split on 5/17/2024
12/13/2023	3,198	Adjusted for 10-for-1 split on 5/17/2024
12/14/2023	3,000	Adjusted for 10-for-1 split on 5/17/2024
2/22/2024	1,000	Adjusted for 10-for-1 split on 5/17/2024
2/23/2024	1,000	Adjusted for 10-for-1 split on 5/17/2024
4/16/2024	1,000	Adjusted for 10-for-1 split on 5/17/2024
4/18/2023	1,300	Adjusted for 10-for-1 split on 5/17/2024
4/19/2024	12,749	Adjusted for 10-for-1 split on 5/17/2024
4/22/2024	150	Adjusted for 10-for-1 split on 5/17/2024
4/23/2024	2,832	Adjusted for 10-for-1 split on 5/17/2024
4/24/2024	14,488	Adjusted for 10-for-1 split on 5/17/2024
4/25/2024	3,500	Adjusted for 10-for-1 split on 5/17/2024
4/29/2024	4,435	Adjusted for 10-for-1 split on 5/17/2024
4/30/2024	2,972	Adjusted for 10-for-1 split on 5/17/2024
5/1/2024	16,399	Adjusted for 10-for-1 split on 5/17/2024
5/2/2024	2,480	Adjusted for 10-for-1 split on 5/17/2024
5/9/2024	-1,000	Adjusted for 10-for-1 split on 5/17/2024
5/16/2024	-1	Adjusted for 10-for-1 split on 5/17/2024
7/2/2024	1,902	Post-split transaction
7/3/2024	3,337	Post-split transaction
7/5/2024	5,000	Post-split transaction
7/8/2024	2,208	Post-split transaction
7/9/2024	7,340	Post-split transaction
7/10/2024	1,341	Post-split transaction
7/11/2024	6,211	Post-split transaction
7/12/2024	5,429	Post-split transaction
7/15/2024	5,000	Post-split transaction
7/17/2024	460	Post-split transaction
7/18/2024	10,000	Post-split transaction
7/19/2024	5,742	Post-split transaction
7/22/2024	261	Post-split transaction
7/23/2024	5	Post-split transaction
7/24/2024	3,015	Post-split transaction
7/25/2024	1,603	Post-split transaction
7/26/2024	2,209	Post-split transaction
8/19/2024	100	Post-split transaction
9/3/2024	7,906	Post-split transaction
9/4/2024	6,000	Post-split transaction
9/5/2024	925	Post-split transaction
9/6/2024	1,000	Post-split transaction
9/9/2024	4,508	Post-split transaction
9/10/2024	5,106	Post-split transaction
9/11/2024	3,150	Post-split transaction
9/12/2024	7,381	Post-split transaction
9/13/2024	300	Post-split transaction
4/23/2025	-5,500	Post-split transaction
4/24/2025	-64,909	Post-split transaction
4/25/2025	-5,000	Post-split transaction

Mr. Pham

Date	Buy/Sell	Shares	Average Price	Broker/Transfer Agent
08/22/2025	DRS Transferred	50	22.50	Equiniti Shareholder of Record
04/24/2025	Bought	51,000	0.45	E*TRADE Individual
04/24/2025	Bought	5,000	0.50	E*TRADE Roth IRA
04/24/2025	Bought	3,000	0.50	E*TRADE IRA
04/23/2025	Bought	25,000	0.52	Fidelity Apple 401k
04/23/2025	Bought	10,000	0.54	E*TRADE Roth IRA
04/23/2025	Bought	9,800	0.54	E*TRADE IRA
03/13/2025	Bought To Cover	5,000	0.98	E*TRADE Individual
02/13/2025	Bought To Cover	5,000	1.33	E*TRADE Individual
12/16/2024	Bought To Cover	5,000	1.66	E*TRADE Individual
10/23/2024	Bought To Cover	5,000	1.28	E*TRADE Individual
06/27/2024	Sold Short	5,000	1.78	E*TRADE Individual
06/13/2024	Sold Short	5,000	1.93	E*TRADE Individual
05/31/2024	Sold Short	5,000	2.12	E*TRADE Individual
05/20/2024	Sold Short	5,000	2.36	E*TRADE Individual
05/20/2024	Sold	5,000	2.42	E*TRADE IRA
05/16/2024	Bought	2,500	0.30	E*TRADE Individual
05/16/2024	Bought	1,500	0.30	E*TRADE Roth IRA
05/16/2024	Bought	7,000	0.30	E*TRADE IRA
12/28/2023	Sold	11,500	0.41	E*TRADE Roth IRA
12/28/2023	Sold	17,000	0.41	E*TRADE IRA
12/27/2023	Sold	2,500	0.40	E*TRADE Individual
11/10/2023	Bought	15,000	0.29	E*TRADE Individual
11/10/2023	Bought	13,715	0.31	E*TRADE Roth IRA
11/10/2023	Bought	20,000	0.30	E*TRADE IRA
11/09/2023	Bought	15,000	0.29	E*TRADE Individual
11/09/2023	Bought	1,285	0.31	E*TRADE Roth IRA
11/09/2023	Bought	6,916	0.30	E*TRADE IRA
11/08/2023	Bought	333	0.33	E*TRADE IRA
11/06/2023	Bought	15,000	0.34	E*TRADE Individual
11/03/2023	Bought	11,251	0.33	E*TRADE IRA
10/16/2023	Bought	7,441	0.39	E*TRADE Roth IRA
10/16/2023	Bought	25,000	0.40	E*TRADE IRA
10/13/2023	Bought	25,000	0.39	E*TRADE Individual
10/13/2023	Bought	17,559	0.39	E*TRADE Roth IRA

Transactions in past 24 months by Don Pham, which may be attributed to Mr. Pham

Date	Buy/Sell	Shares	Average Price	Broker/Transfer Agent
5/5/2025	Gift Transferred	144,000	N/A	E*Trade-Individual (Gifted from Infinitive Love, Inc.)

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR” the Riverstyx Nominees by taking three steps:

•SIGNING the enclosed BLUE universal proxy card,

•DATING the enclosed BLUE universal proxy card, and

•MAILING the enclosed BLUE universal proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed BLUE voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE voting instruction form to be issued representing your shares.

By returning the BLUE universal proxy card, you are authorizing Riverstyx to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted “FOR ALL” of the Riverstyx Nominees and “AGAINST ALL” of the Company nominees in Proposal 1.

After signing the enclosed BLUE universal proxy card, DO NOT SIGN OR RETURN THE ANY OTHER PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed, dated, and returned any proxy authority to the Company, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Company by signing, dating and mailing the enclosed BLUE universal proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 130
Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090
E-mail: proxy@investor-com.com

Form of BLUE Proxy Card

Charles & Colvard, Ltd.
Proxy Card for Annual Meeting of Shareholders (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY

RIVERSTYX CAPITAL MANAGEMENT, LLC

RIVERSTYX FUND, LP

RIVERSTYX FUND GP, LLC

BENJAMIN O. FRANKLIN IV

MICHAEL R. LEVIN

DUC PHAM

LLOYD M. SEMS

THE BOARD OF DIRECTORS (THE “BOARD”) OF CHARLES & COLVARD, LTD. IS NOT SOLICITING THIS PROXY

The undersigned appoints Ben Franklin, Duc Pham, and John Grau and each of them, attorneys and agents with full power of substitution to vote all shares of Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority, subject to applicable law, as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

With respect to Proposal 1, if this proxy is signed, dated and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” of the Riverstyx nominees in Proposal 1 and “AGAINST ALL” of the Company nominees. In voting this proxy card, you will only be able to vote on all of the five director seats up for election that will be voted on by the holders of common shares of the Company. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “■” IN BLACK OR BLUE INK

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the proposals below.

We recommend that you vote “FOR ALL” of the Riverstyx Nominees and “AGAINST ALL” of the Company Nominees in Proposal 1:

Proposal 1 – Election at the Annual Meeting of the individuals nominated by Riverstyx.

FOR ALL	AGAINST ALL	ABSTAIN FOR ALL*
☐	☐	☐

Riverstyx Nominees:	FOR	AGAINST	ABSTAIN*
Benajmin O Franklin IV	☐	☐	☐
Michael R. Levin	☐	☐	☐
Duc Pham	☐	☐	☐
Lloyd M. Sems	☐	☐	☐

As to election at the Annual Meeting of the individuals nominated by the Company.

FOR ALL	AGAINST ALL	ABSTAIN FOR ALL*
☐	☐	☐

Company Nominees:	FOR	AGAINST	ABSTAIN*
Ruten Bhanderi	☐	☐	☐
Anne M. Butler	☐	☐	☐
Neal I. Goldman	☐	☐	☐
Don O’Connell	☐	☐	☐
James Tu	☐	☐	☐

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.